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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Earliest Event Reported: February 23, 2001



                                  TEXOIL, INC.
               (Exact name of issuer as specified in its charter)

           NEVADA                         0-12633                 88-0177083
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)



                      110 Cypress Station Drive, Suite 220
                              Houston, Texas 77090
                    (Address of principal executive offices)



                                 (281) 537-9920
                            Issuer's telephone number

                                (not applicable)
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGE OF CONTROL OF THE REGISTRANT

         On January 18, 2001, Texoil, Inc. ("the Company") entered into an Agreement and Plan of Merger ("the Merger Agreement") with Ocean Energy, Inc. and its wholly owned subsidiary, OEI Acquisition Corp. (collectively "Ocean"), pursuant to which Ocean agreed to acquire all outstanding shares of common stock (the "Common Stock") of Texoil at a price of $8.25 per share and all outstanding shares of Series A Convertible Preferred Stock (the "Preferred Stock") of Texoil at a price of $18.04 per share in a tender offer (the "Tender Offer"), to be followed by a cash merger to acquire all remaining outstanding shares of Common Stock and Preferred Stock for approximately $130 million, including debt of $15 million, plus certain other liabilities. The Tender Offer expired at 12:00 Midnight, New York City time on Thursday, February 22, 2001. Ocean accepted for payment 7,265,182 shares of Common Stock representing approximately 97.6% of the outstanding shares of Common Stock and 2,991,465 shares of Preferred Stock representing 100% of the outstanding Preferred Stock. On February 23, 2001, Ocean issued a press release announcing the results of the Tender Offer.

         The board of directors of the Company has been reconstituted in accordance with the terms of the Merger Agreement. Following the completion of the Tender Offer, Messrs. Jerry M. Crews, T.W. Hoehn, III, Robert E. LaJoie, Frank Lodzinski, Thomas Reiser, Michael A. Vlasic, S. Wil VanLoh, Jr., Toby R. Neugebauer and Jeffrey A. Jones resigned as directors of the Company, and Messrs. James T. Hackett, William L. Transier, Robert K. Reeves, John D. Schiller, Jr., William S. Flores, Jr., Scott A. Griffiths and Stephen A. Thorington were duly appointed as directors of the Company. Frank A. Lodzinski was then reelected to the Company's board of directors pursuant to the Merger Agreement to ensure compliance with applicable provisions of the Merger Agreement.

         On February 26, 2001, Mr. Lodzinski resigned as President of the Company. James T. Hackett, Ocean's Chairman of the Board, President and Chief Executive Officer, will serve as principal executive officer pending completion of the merger.

         This Form 8-K contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements to be materially different from any future results, performance and achievement expressed or implied by such forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         99.1.   Press Release, dated February 23, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 6, 2001


                                   TEXOIL, INC.


                                   By:      /s/ Robert K. Reeves
                                      ------------------------------------------
                                   Name:    Robert K. Reeves
                                   Title:   Executive Vice President,
                                            General Counsel and Secretary



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                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
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
 99.1.         Press Release, dated February 23, 2001.

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